Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2020 SECOND QUARTER RESULTS

OPERATING PERFORMANCE HIGHLIGHTS RESILIENCE OF COMPANY

ATLANTA, (August 3, 2020) -- Crawford & Company® (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporates, today announced its financial results for the second quarter ended June 30, 2020.

The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.

GAAP Consolidated Results

Second Quarter 2020

•	Revenues before reimbursements of $234.4 million, compared with $256.9 million for the 2019 second quarter
•	Net income attributable to shareholders of $5.9 million, compared with $2.6 million in the same period last year
•	Diluted earnings per share of $0.11 for CRD-A and $0.11 for CRD-B, compared with $0.06 for CRD-A and $0.04 for CRD-B in the prior year second quarter

Non-GAAP Consolidated Results

Second Quarter 2020

Non-GAAP results for the 2020 second quarter have been presented on a constant dollar basis to 2019 and exclude the non-cash income tax impact of the first quarter 2020 goodwill impairment of $2.2 million and the loss on disposition of business of $0.3 million. Non-GAAP consolidated results for the 2019 quarter exclude arbitration and claim settlements of $11.4 million.

•	Revenues before reimbursements, on a non-GAAP basis, of $240.2 million, compared with $256.9 million for the 2019 second quarter
•	Net income attributable to shareholders, on a non-GAAP basis, totaled $8.8 million in the 2020 second quarter, compared with $11.0 million in the same period last year
•	Diluted earnings per share, on a non-GAAP basis, of $0.16 for CRD-A and $0.16 for CRD-B in the 2020 second quarter, compared with $0.21 for CRD-A and $0.19 for CRD-B in the prior year second quarter
•

Consolidated adjusted operating earnings, on a non-GAAP basis, were $18.7 million, or 7.8% of non-GAAP revenues, in the 2020 second quarter, compared with $22.5 million, or 8.8% of revenues, in the 2019 second quarter

•

Consolidated adjusted EBITDA, a non-GAAP financial measure, was $25.9 million, or 10.8% of non-GAAP revenues, in the 2020 second quarter, compared with $31.2 million, or 12.1% of revenues, in the 2019 second quarter

Management Comments

Mr. Rohit Verma, chief executive officer of Crawford & Company, stated, “Our second quarter 2020 operating results were below 2019 levels, however, we consider the operating earnings of $18.7 million generated for the quarter to be a strong result considering the current global economic backdrop.  These operating earnings represent a significant improvement over the $7.0 million we reported in this year’s first quarter. While we saw weakness in our Broadspire business due to the economic downturn, our loss adjusting businesses capitalized on the new business wins over the last two years which had been suppressed due to lack of weather activity. Our momentum is strong, but could be dampened by the increasing COVID-19 infection rate in the U.S. and the possibility of future waves globally.”

Mr. Verma concluded, “I would like to thank all our employees and our customers. Our employees have demonstrated strong commitment to our purpose, enabling the highest level of service even in these difficult times. I am thankful to our customers who continue to place their confidence and trust in us, giving us the opportunity to live our purpose of restoring and enhancing, lives businesses and communities.”

Segment Results for the Second Quarter

Crawford TPA Solutions

Crawford TPA Solutions segment revenues before reimbursements were $86.7 million in the 2020 second quarter, decreasing from $99.5 million in the 2019 second quarter. Absent foreign currency rate fluctuations of $(0.9) million, second quarter 2020 revenues would have been $87.6 million, down 12.0% from prior year second quarter.

Excluding centralized indirect support costs, gross profit decreased to $19.8 million, or a gross margin of 22.8% in 2020 from $23.7 million, or a gross margin of 23.8% in 2019. After allocation of indirect costs, Crawford TPA Solutions recorded operating earnings of $3.2 million in the second quarter of 2020 representing an operating margin of 3.7% compared with $5.0 million, or 5.1% of revenues, in the 2019 second quarter.

Crawford Claims Solutions

Crawford Claims Solutions revenues before reimbursements were $81.5 million in the second quarter of 2020, decreasing from $86.0 million in the second quarter of 2019. Absent foreign currency rate fluctuations of $(2.8) million, second quarter 2020 revenues would have been $84.3 million, down 2.0% from the prior year second quarter.

Excluding centralized indirect support costs, gross profit decreased to $19.0 million, or a gross margin of 23.3% in 2020 from $19.6 million, or a gross margin of 22.7% in 2019. After the allocation of indirect costs, the segment had operating earnings of $2.8 million in the 2020 second quarter increasing over the $1.7 million in the second quarter of 2019. The operating margin was 3.4% in the 2020 quarter and 2.0% in the 2019 quarter.

Crawford Specialty Solutions

Crawford Specialty Solutions revenues before reimbursements were $66.2 million in the second quarter of 2020, down from $71.4 million in the same period of 2019. Absent foreign exchange rate fluctuations of $(2.2) million, revenues would have been $68.4 million for the three months ended June 30, 2020, decreasing 4.2% compared with prior year second quarter revenues.

Excluding indirect support costs, gross profit decreased to $25.1 million, or a gross margin of 37.9% in the 2020 quarter, from $25.2 million, or a gross margin of 35.3%, in the 2019 period. After allocation of indirect costs, operating earnings were $14.0 million in the 2020 second quarter increasing over the $12.6 million in the 2019 period. The segment’s operating margin for the 2020 quarter was 21.1% as compared with 17.7% in the 2019 quarter.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $1.7 million in the second quarter of 2020, compared with credits of $3.2 million in the same period of 2019. The increase for the three months ended June 30, 2020 was due to CEO transition costs, severance costs, and an increase in self-insurance expenses, partially offset by a credit from the Canada Emergency Wage Subsidy and a decrease in defined benefit pension expense.

Income Tax Impact of First Quarter Goodwill Impairment

The Company recognized a non-cash goodwill impairment in the 2020 first quarter, totaling $17.7 million, related to its Crawford Claims Solutions segment. Due to the non-discrete income tax treatment of the goodwill impairment, the initial income tax benefit related to the impairment will normalize during the remainder of the year, resulting in a lower full year income tax benefit. During the 2020 second quarter, the impact of this treatment decreased the income tax benefit by $2.2 million, or $0.04 per share.

Subsequent Event

On June 12, 2020, the Company sold its 51% interest in Lloyd Warwick International for cash proceeds of $19.6 million and payment of $3.6 million intercompany indebtedness. Due to the two-month reporting lag for reporting its international results, this transaction will be recognized in the 2020 third quarter. Based on preliminary analysis we estimate this transaction will result in a gain between $10.0 to $12.0 million in the third quarter, or $0.19 to $0.23 per diluted share.

COVID-19

The Company estimates that COVID-19 negatively impacted its revenues in the range of $22.0 to $26.0 million for the three months ended June 30, 2020, and negatively impacted its revenues in the range of $25.0 to $29.0 million for the six months ended June 30, 2020. The Company expects the ongoing global economic slowdown resulting from COVID-19 could have a material impact to its results of operations, financial condition, and cash flow in one or more future quarters.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of June 30, 2020, totaled $60.0 million, compared with $51.8 million at December 31, 2019. The Company’s total debt outstanding as of June 30, 2020, totaled $195.6 million, compared with $177.0 million at December 31, 2019.

The Company’s operations provided $12.0 million of cash during 2020, compared with $8.7 million provided in 2019. The increase in cash provided by operating activities was primarily due to improved collections in billed and unbilled receivables offset by an increase in pension contributions and lower operating earnings. Free cash flow decreased by $2.9 million compared with 2019, reflecting higher software development and capital expenditures in 2020 compared with 2019.

The Company made $3.0 million in contributions to its U.S. defined benefit pension plan and $0.3 million to its U.K. plans for 2020, compared with no contributions to the U.S. plan and $0.3 million to the U.K. plans in 2019.

During 2020, the Company repurchased 155,351 shares of CRD-A and 161,459 of CRD-B at an average cost of $8.42 per share. The total cost of share repurchases during 2020 was $2.7 million. The Company has placed a hold on its current share repurchase plan and did not repurchase any shares during the 2020 second quarter.

Conference Call

As previously announced, Crawford & Company will host a conference call on August 4, 2020 at 8:30 a.m. Eastern Time to discuss its second quarter 2020 results. The conference call can be accessed live by dialing 1-800-374-2518 and using Conference ID 3377243. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, http://www.crawco.com. The call will be recorded and available for replay through September 4, 2020. You may dial 1-855-859-2056 to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment, restructuring costs, arbitration and claims settlement, loss on disposition of business, income taxes, and net income or loss attributable to noncontrolling interests and redeemable noncontrolling interests.

Gross profit is defined as revenues less direct expenses which exclude indirect overhead expenses allocated to the business. Indirect expenses consist of centralized administrative support costs, regional and local shared services that are allocated to each segment based on usage.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with recurring adjustments for depreciation and amortization, net corporate interest expense, income taxes, stock-based compensation expense and foreign exchange fluctuations. Additionally, adjustments for non-recurring expenses for goodwill impairment, restructuring costs, arbitration and claim settlements and loss on disposition of business have been included in the calculation of adjusted EBITDA.

Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, certain unallocated professional fees, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Six Months Ended
(in thousands)		June 30, 2020		June 30, 2019		June 30, 2020		June 30, 2019
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$131,888	56.3%	$146,525	57.0%	$266,336	56.4%	$286,115	56.5%
U.K.	GBP	32,561	13.9%	31,534	12.3%	64,943	13.8%	63,123	12.8%
Canada	CAD	20,852	8.9%	28,803	11.2%	46,072	9.8%	58,687	12.1%
Australia	AUD	18,779	8.0%	19,319	7.5%	34,324	7.3%	35,574	6.6%
Europe	EUR	14,019	6.0%	13,320	5.2%	27,408	5.8%	26,185	5.2%
Rest of World	Various	16,317	6.9%	17,380	6.8%	32,864	6.9%	34,255	6.8%
Total Revenues, before reimbursements		$234,416	100.0%	$256,881	100.0%	$471,947	100.0%	$503,939	100.0%

Following is a reconciliation of segment and consolidated operating earnings to net income (loss) attributable to shareholders of Crawford & Company on a GAAP basis:

	Three months ended		Six months ended
(in thousands)	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Operating earnings:
Crawford TPA Solutions	$3,171	$5,026	$9,456	$11,759
Crawford Claims Solutions	2,789	1,710	(890)	1,397
Crawford Specialty Solutions	13,993	12,612	20,950	24,807
Unallocated corporate and shared costs, net	(1,709)	3,170	(4,259)	(744)
Consolidated operating earnings	18,244	22,518	25,257	37,219
(Deduct) add:
Net corporate interest expense	(2,452)	(2,468)	(4,676)	(5,184)
Stock option expense	(286)	(413)	(576)	(898)
Amortization expense	(2,732)	(2,802)	(5,488)	(5,600)
Goodwill impairment	—	—	(17,674)	—
Restructuring costs	—	—	(5,714)	—
Arbitration and claim settlements	—	(11,352)	—	(11,352)
Loss on disposition of business	(341)	—	(341)	—
Income tax (provision) benefit	(6,311)	(2,859)	2,175	(5,792)
Net (income) loss attributable to noncontrolling interests and redeemable noncontrolling interests	(224)	18	1,536	358
Net income (loss) attributable to shareholders of Crawford & Company	$5,898	$2,642	$(5,501)	$8,751

Following is a reconciliation of net income (loss) attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three months ended		Six months ended
(in thousands)	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net income (loss) attributable to shareholders of Crawford & Company	$5,898	$2,642	$(5,501)	$8,751
Add (Deduct):
Depreciation and amortization	9,390	10,226	19,450	19,850
Stock-based compensation	1,118	1,646	1,998	1,399
Net corporate interest expense	2,452	2,468	4,676	5,184
Goodwill impairment	—	—	17,674	—
Restructuring costs	—	—	5,714	—
Arbitration and claim settlements	—	11,352	—	11,352
Loss on disposition of business	341	—	341	—
Income tax provision (benefit)	6,311	2,859	(2,175)	5,792
Foreign exchange fluctuations	358	—	374	—
Non-GAAP adjusted EBITDA	$25,868	$31,193	$42,551	$52,328

Following is a reconciliation of operating cash flow to free cash flow for the six months ended June 30, 2020 and 2019:

Six months ended
(in thousands)	June 30, 2020	June 30, 2019	Change
Net Cash Provided by Operating Activities	$12,032	$8,739	$3,293
Less:
Property & Equipment Purchases, net	(5,476)	(3,729)	(1,747)
Capitalized Software (internal and external costs)	(8,823)	(4,369)	(4,454)
Free Cash Flow	$(2,267)	$641	$(2,908)

Following are the reconciliations of GAAP Revenue, Operating Earnings, Pretax Earnings (Loss), Net Income (Loss) and Earnings (Loss) Per Share to related non-GAAP Adjusted figures, which reflect 2020 on a constant dollar basis before goodwill impairment, restructuring costs, and loss on disposition of business and for 2019 exclude the results of the arbitration and claim settlements:

Three Months Ended June 30, 2020
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company(1)	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share(1)
GAAP	$234,416	$18,244	$12,433	$5,898	$0.11	$0.11
Adjustments:
Income tax impact of first quarter goodwill impairment	—	—	—	2,206	0.04	0.04
Loss on disposition of business	—	—	341	265	—	—
Foreign exchange fluctuations	5,832	407	358	384	0.01	0.01
Non-GAAP Adjusted	$240,248	$18,651	$13,132	$8,753	$0.16	$0.16

Three Months Ended June 30, 2019
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$256,881	$22,518	$5,483	$2,642	$0.06	$0.04
Adjustments:
Arbitration and claim settlements	—	—	11,352	8,389	0.15	0.15
Non-GAAP Adjusted	$256,881	$22,518	$16,835	$11,031	$0.21	$0.19

Six Months Ended June 30, 2020
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax (loss) income	Net (loss) income attributable to Crawford & Company(1)	Diluted (loss) earnings per CRD-A share(1)	Diluted (loss) earnings per CRD-B share(1)
GAAP	$471,947	$25,257	$(9,212)	$(5,501)	$(0.10)	$(0.12)
Adjustments:
Goodwill impairment	—	—	17,674	11,339	0.21	0.21
Restructuring costs	—	—	5,714	3,263	0.06	0.06
Loss on disposition of business	—	—	341	265	0.01	0.01
Foreign exchange fluctuations	7,100	416	374	374	0.01	0.01
Non-GAAP Adjusted	$479,047	$25,673	$14,891	$9,740	$0.19	$0.17

Six Months Ended June 30, 2019
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$503,939	$37,219	$8,393	$8,751	$0.18	$0.14
Adjustments:
Arbitration and claim settlements	—	—	11,352	8,389	0.15	0.15
Non-GAAP Adjusted	$503,939	$37,219	$19,745	$17,140	$0.33	$0.29

(1) The income tax impact of goodwill impairment is based on the estimated annual effective income tax rate. Due to the non-discrete income tax treatment of the first quarter goodwill impairment, the income tax benefit will normalize as income is earned during the remainder of the year, resulting in a lower full year income tax benefit.

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings (loss) per share:

	Three months ended		Six months ended
(in thousands)	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
GAAP
Weighted-Average Shares Used to Compute Basic Earnings (Loss) Per Share:
Class A Common Stock	30,521	30,799	30,541	30,729
Class B Common Stock	22,510	23,021	22,544	23,193
Weighted-Average Shares Used to Compute Diluted Earnings (Loss) Per Share:
Class A Common Stock	30,690	31,113	30,541	31,110
Class B Common Stock	22,510	23,021	22,544	23,193

Non-GAAP (2)
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	30,690	31,113	30,747	31,110
Class B Common Stock	22,510	23,021	22,544	23,193

(2) The Company had a net loss for GAAP reporting for the six months ended June 30, 2020, resulting in no additional dilutive securities added to the basic weighted average shares in calculating diluted weighted average shares for GAAP reporting as their impact would be anti-dilutive. As the Company has Non-GAAP positive net income for the six months ended June 30, 2020, these dilutive securities were added back to calculate Non-GAAP earnings per share.

Further information regarding the Company’s operating results for the quarter ended June 30, 2020, financial position as of June 30, 2020, and cash flows for the quarter ended June 30, 2020, is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is the world's largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporates with an expansive global network serving clients in more than 70 countries. The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class. More information is available at www.crawco.com.

Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended June 30,	2020	2019	% Change

Revenues:
Revenues Before Reimbursements	$234,416	$256,881	(9)%
Reimbursements	8,459	10,965	(23)%
Total Revenues	242,875	267,846	(9)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	163,598	174,927	(6)%
Reimbursements	8,459	10,965	(23)%
Total Costs of Services	172,057	185,892	(7)%

Selling, General, and Administrative Expenses	55,508	60,184	(8)%
Corporate Interest Expense, Net	2,452	2,468	(1)%
Arbitration and Claim Settlements	—	11,352	nm
Loss on Disposition of Business	341	—	nm
Total Costs and Expenses	230,358	259,896	(11)%

Other Expense, net	(84)	(2,467)	(97)%

Income Before Income Taxes	12,433	5,483	127%
Provision for Income Taxes	6,311	2,859	121%

Net Income	6,122	2,624	133%

Net (Income) Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	(224)	18	(1344)%

Net Income Attributable to Shareholders of Crawford & Company	$5,898	$2,642	123%

Earnings Per Share - Basic:
Class A Common Stock	$0.11	$0.06	83%
Class B Common Stock	$0.11	$0.04	175%

Earnings Per Share - Diluted:
Class A Common Stock	$0.11	$0.06	83%
Class B Common Stock	$0.11	$0.04	175%

Cash Dividends Per Share:
Class A Common Stock	$0.03	$0.07	(57)%
Class B Common Stock	$0.03	$0.05	(40)%

nm = not meaningful

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Six Months Ended June 30,	2020	2019	% Change

Revenues:
Revenues Before Reimbursements	$471,947	$503,939	(6)%
Reimbursements	16,974	20,284	(16)%
Total Revenues	488,921	524,223	(7)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	341,202	352,815	(3)%
Reimbursements	16,974	20,284	(16)%
Total Costs of Services	358,176	373,099	(4)%

Selling, General, and Administrative Expenses	111,262	118,843	(6)%
Corporate Interest Expense, Net	4,676	5,184	(10)%
Goodwill Impairment	17,674	—	nm
Restructuring Costs	5,714	—	nm
Arbitration and Claim Settlements	—	11,352	nm
Loss on Disposition of Business	341	—	nm
Total Costs and Expenses	497,843	508,478	(2)%

Other Expense, net	(290)	(1,560)	(81)%

(Loss) Income Before Income Taxes	(9,212)	14,185	(165)%
(Benefit) Provision for Income Taxes	(2,175)	5,792	(138)%

Net (Loss) Income	(7,037)	8,393	(184)%

Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	1,536	358	329%

Net (Loss) Income Attributable to Shareholders of Crawford & Company	$(5,501)	$8,751	(163)%

(Loss) Earnings Per Share - Basic:
Class A Common Stock	$(0.10)	$0.18	(156)%
Class B Common Stock	$(0.12)	$0.14	(186)%

(Loss) Earnings Per Share - Diluted:
Class A Common Stock	$(0.10)	$0.18	(156)%
Class B Common Stock	$(0.12)	$0.14	(186)%

Cash Dividends Per Share:
Class A Common Stock	$0.10	$0.14	(29)%
Class B Common Stock	$0.08	$0.10	(20)%

nm = not meaningful

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2020 and December 31, 2019

Unaudited

(In Thousands, Except Par Values)

	June 30,	December 31,
	2020	2019
ASSETS

Current Assets:
Cash and Cash Equivalents	$59,958	$51,802
Accounts Receivable, Net	120,941	128,217
Unbilled Revenues, at Estimated Billable Amounts	106,335	103,894
Income Taxes Receivable	9,590	7,820
Prepaid Expenses and Other Current Assets	23,470	23,476
Total Current Assets	320,294	315,209

Net Property and Equipment	30,924	31,425

Other Assets:
Operating Lease Right-of-Use Asset, Net	106,508	102,354
Goodwill	62,086	80,642
Intangible Assets Arising from Business Acquisitions, Net	68,815	75,083
Capitalized Software Costs, Net	64,000	66,445
Deferred Income Tax Assets	18,550	17,971
Other Noncurrent Assets	76,159	70,884
Total Other Assets	396,118	413,379

Total Assets	$747,336	$760,013

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$39,887	$28,531
Accounts Payable	31,446	34,377
Operating Lease Liability	30,027	30,765
Accrued Compensation and Related Costs	59,625	68,499
Self-Insured Risks	12,318	11,311
Income Taxes Payable	—	3,030
Other Accrued Liabilities	33,440	31,449
Deferred Revenues	27,871	28,288
Current Installments of Finance Leases	38	15
Total Current Liabilities	234,652	236,265

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	155,649	148,408
Operating Lease Liability	93,109	87,064
Deferred Revenues	23,850	24,080
Accrued Pension Liabilities	58,388	65,909
Other Noncurrent Liabilities	31,895	33,410
Total Noncurrent Liabilities	362,891	358,871

Redeemable Noncontrolling Interests	173	2,310

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,523	30,610
Class B Common Stock, $1.00 Par Value	22,510	22,671
Additional Paid-in Capital	65,063	63,392
Retained Earnings	236,234	249,551
Accumulated Other Comprehensive Loss	(208,835)	(206,907)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	145,495	159,317
Noncontrolling Interests	4,125	3,250
Total Shareholders’ Investment	149,620	162,567

Total Liabilities and Shareholders’ Investment	$747,336	$760,013

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

Unaudited

(In Thousands, Except Percentages)

Three Months Ended June 30,

	Crawford TPA Solutions		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change

Revenues Before Reimbursements	$86,725	$99,518	(12.9)%	$81,451	$86,003	(5.3)%	$66,240	$71,360	(7.2)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	53,701	60,936	(11.9)%	52,054	56,065	(7.2)%	33,878	35,052	(3.3)%

% of Revenues Before Reimbursements	61.9%	61.2%		63.9%	65.2%		51.1%	49.1%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	29,853	33,556	(11.0)%	26,608	28,228	(5.7)%	18,369	23,696	(22.5)%

% of Revenues Before Reimbursements	34.4%	33.7%		32.7%	32.8%		27.7%	33.2%

Total Operating Expenses	83,554	94,492	(11.6)%	78,662	84,293	(6.7)%	52,247	58,748	(11.1)%

Operating Earnings (1)	$3,171	$5,026	(36.9)%	$2,789	$1,710	63.1%	$13,993	$12,612	10.9%

% of Revenues Before Reimbursements	3.7%	5.1%		3.4%	2.0%		21.1%	17.7%

Six Months Ended June 30,

	Crawford TPA Solutions		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change

Revenues Before Reimbursements	$183,660	$197,312	(6.9)%	$159,038	$169,322	(6.1)%	$129,249	$137,305	(5.9)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	112,630	119,317	(5.6)%	105,434	111,966	(5.8)%	69,749	70,010	(0.4)%

% of Revenues Before Reimbursements	61.3%	60.5%		66.3%	66.1%		54.0%	51.0%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	61,574	66,236	(7.0)%	54,494	55,959	(2.6)%	38,550	42,488	(9.3)%

% of Revenues Before Reimbursements	33.5%	33.6%		34.3%	33.0%		29.8%	30.9%

Total Operating Expenses	174,204	185,553	(6.1)%	159,928	167,925	(4.8)%	108,299	112,498	(3.7)%

Operating Earnings (1)	$9,456	$11,759	(19.6)%	$(890)	$1,397	(163.7)%	$20,950	$24,807	(15.5)%

% of Revenues Before Reimbursements	5.1%	6.0%		(0.6)%	0.8%		16.2%	18.1%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment, restructuring costs, loss on disposition of business, arbitration and claim settlements, and certain unallocated corporate and shared costs and credits. See page 4-5 for additional information about segment operating earnings.

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT AND INDIRECT COSTS

Unaudited

(In Thousands, Except Percentages)

Three Months Ended June 30,

	Crawford TPA Solutions		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change

Revenues Before Reimbursements	$86,725	$99,518	(12.9)%	$81,451	$86,003	(5.3)%	$66,240	$71,360	(7.2)%

Direct Expense	66,963	75,839	(11.7)%	62,447	66,451	(6.0)%	41,157	46,137	(10.8)%

% of Revenues Before Reimbursements	77.2%	76.2%		76.7%	77.3%		62.1%	64.7%

Segment Gross Profit	19,762	23,679	(16.5)%	19,004	19,552	(2.8)%	25,083	25,223	(0.6)%

% of Revenues Before Reimbursements	22.8%	23.8%		23.3%	22.7%		37.9%	35.3%

Indirect Costs	16,591	18,653	(11.1)%	16,215	17,842	(9.1)%	11,090	12,611	(12.1)%

% of Revenues Before Reimbursements	19.1%	18.7%		19.9%	20.7%		16.7%	17.7%

Operating Earnings (1)	$3,171	$5,026	(36.9)%	$2,789	$1,710	63.1%	$13,993	$12,612	10.9%

% of Revenues Before Reimbursements	3.7%	5.1%		3.4%	2.0%		21.1%	17.7%

Six Months Ended June 30,

	Crawford TPA Solutions		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change

Revenues Before Reimbursements	$183,660	$197,312	(6.9)%	$159,038	$169,322	(6.1)%	$129,249	$137,305	(5.9)%

Direct Expense	140,657	148,170	(5.1)%	126,247	132,693	(4.9)%	85,164	89,641	(5.0)%

% of Revenues Before Reimbursements	76.6%	75.1%		79.4%	78.4%		65.9%	65.3%

Segment Gross Profit	43,003	49,142	(12.5)%	32,791	36,629	(10.5)%	44,085	47,664	(7.5)%

% of Revenues Before Reimbursements	23.4%	24.9%		20.6%	21.6%		34.1%	34.7%

Indirect Costs	33,547	37,383	(10.3)%	33,681	35,232	(4.4)%	23,135	22,857	1.2%

% of Revenues Before Reimbursements	18.3%	18.9%		21.2%	20.8%		17.9%	16.6%

Operating Earnings (1)	$9,456	$11,759	(19.6)%	$(890)	$1,397	(163.7)%	$20,950	$24,807	(15.5)%

% of Revenues Before Reimbursements	5.1%	6.0%		(0.6)%	0.8%		16.2%	18.1%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment, restructuring costs, loss on disposition of business, arbitration and claim settlements, and certain unallocated corporate and shared costs and credits. See page 4-5 for additional information about segment operating earnings

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year to Date Period Ended June 30, 2020 and June 30, 2019

Unaudited

(In Thousands)

	2020	2019
Cash Flows From Operating Activities:
Net (Loss) Income	$(7,037)	$8,393
Reconciliation of Net (Loss) Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	19,450	19,850
Goodwill Impairment	17,674	—
Stock-Based Compensation Costs	1,998	1,399
Loss on Disposition of Business	341	—
Arbitration and Claim Settlements	—	11,352
Changes in Operating Assets and Liabilities:
Accounts Receivable, Net	5,473	(4,086)
Unbilled Revenues, Net	(7,000)	(11,848)
Accrued or Prepaid Income Taxes	(6,806)	(563)
Accounts Payable and Accrued Liabilities	(3,405)	(16,048)
Deferred Revenues	(457)	962
Accrued Retirement Costs	(4,975)	(343)
Prepaid Expenses and Other Operating Activities	(3,224)	(329)
Net Cash Provided by Operating Activities	12,032	8,739

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(5,476)	(3,729)
Capitalization of Computer Software Costs	(8,823)	(4,369)
Proceeds from sale of business component	(87)	—
Net Cash Used in Investing Activities	(14,386)	(8,098)

Cash Flows From Financing Activities:
Cash Dividends Paid	(4,859)	(6,595)
Proceeds from Shares Purchased Under Employee Stock-Based Compensation Plans	10	850
Repurchases of Common Stock	(2,666)	(19,585)
Cash paid for equity investments	(292)	—
Increases in Revolving Credit Facility Borrowings	73,340	51,408
Payments on Revolving Credit Facility Borrowings	(54,124)	(40,611)
Payments on Finance Lease Obligations	(10)	(53)
Capitalized Loan Costs	—	(8)
Dividends Paid to Noncontrolling Interests	—	(280)
Net Cash Provided by (Used In) Financing Activities	11,399	(14,874)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	(889)	264
Increase (Decrease) in Cash and Cash Equivalents	8,156	(13,969)
Cash and Cash Equivalents at Beginning of Year	51,802	53,119
Cash and Cash Equivalents at End of Period	$59,958	$39,150